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                                                                  Exhibit 11.1
                                                                  ------------
                             THOUSAND TRAILS, INC.
                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                    (DOLLARS AND COMMON SHARES IN THOUSANDS)

                                                                                 Six Months Ended               Six Months Ended
                                                                                   December 31,                    December 31,
                                                                                       1996                           1995
                                                                            -----------------------        -------------------------
PRIMARY:
Weighted average number of common shares outstanding                                       7,041                          3,703
Weighted average common stock equivalents (vested options)                                   171
                                                                            -----------------------        -------------------------

Weighted average number of common shares outstanding                                       7,212                          3,703
                                                                            =======================        =========================

Net income (loss) allocable to common shareholders                                        $1,976                        ($1,885)
                                                                            =======================        =========================

Primary net income (loss) per common share                                                $ 0.27                         ($0.51)
                                                                            =======================        =========================

FULLY DILUTED:

Weighted average number of common shares outstanding                                       7,041                          3,703
Weighted average common stock equivalents (vested options)                                   220
                                                                            -----------------------        -------------------------

Weighted average number of common shares outstanding                                       7,261                          3,703
                                                                            =======================        =========================

Net income (loss) allocable to common shareholders                                        $1,976                        ($1,885)
                                                                            =======================        =========================

Fully diluted net income (loss) per common share                                          $ 0.27                         ($0.51)
                                                                            =======================        =========================
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